Calculation of Filing Fee Tables

……Form S-3ASR……..
(Form Type)

…………….…………… Exact Sciences Corporation …………………………..
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.01 per share	Rule 456(b) and Rule 457(r)	(1)(2)	(3)	(4)	(4)
	Equity	Preferred Stock, par value $0.01 per share	Rule 456(b) and Rule 457(r)	(1)(2)	(3)	(4)	(4)
	Debt	Debt Securities	Rule 456(b) and Rule 457(r)	(1)(2)	(3)	(4)	(4)
	Other	Warrants	Rule 456(b) and Rule 457(r)	(1)(2)	(3)	(4)	(4)
	Other	Rights	Rule 456(b) and Rule 457(r)	(1)(2)	(3)	(4)	(4)
Fees Previously Paid	—	—	—	—		—		—
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.01 per share	Rule 415(a)(6)	4,661,883 (2)(5)	—	$297,428,135.40 (5)	—	$32,776.58	Form S-3ASR	333-238845	June 1, 2020	$32,776.58
	Total Offering Amounts					$297,428,135.40 (5)		(5)
	Total Fees Previously Paid							(5)
	Total Fee Offsets							—
	Net Fees Due							$0.00 (5)

(1)
The securities registered hereunder include such indeterminate number of (a) shares of common stock, (b) shares of preferred stock, (c) debt securities, (d) warrants to purchase common stock, preferred stock or debt securities of the registrant, and (e) rights to purchase our debt securities, common stock, preferred stock or other securities as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of shares of common stock and preferred stock as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. Any securities registered hereunder may be sold separately or together with the other securities registered hereunder.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any share splits, share dividends or similar transactions.
(3)	The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in together with other securities.
(4)	In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the registration fee.
(5)	Pursuant to Rule 415(a)(6) under the Securities Act, 4,661,883 shares of the registrant’s common stock registered hereunder are unsold securities previously registered pursuant to a prospectus supplement, filed with the Securities and Exchange Commission (the “SEC”) on March 17, 2023 (the “Prior Prospectus Supplement”), to the Registration Statement No. 333–238845 filed on June 1, 2020 (the “Prior Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act, the $32,776.58 filing fee previously paid at the time of the filing of the Prior Prospectus Supplement in connection with such unsold securities will continue to be applied to such unsold securities. Pursuant to Rule 415(a)(6) under the Securities Act of 1933, the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.